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                                                                EXHIBIT 10.7

                                 SEVERANCE AGREEMENT


    THIS AGREEMENT is made this 1st day of March, 1996, between FAXSAV INCORPORATED, a Delaware corporation (the "Corporation") and TELSTRA INCORPORATED, a Delaware corporation ("Telstra").

                                      BACKGROUND

    Pursuant to an Agreement between the Corporation and Telstra, dated as of January 18, 1994, as amended October 31, 1994 and December 1, 1994, and as further amended by the Stock Option Agreement between the Corporation and Telstra, dated December 22, 1995, Telstra has the right to designate one member of the Board of Directors of the Corporation. The Corporation desires to grant Telstra certain benefits upon the removal of Telstra's Director designee (the "Telstra Director") from the Board of Directors of the Corporation or any Successor Entity (as defined herein) solely in connection with an Acquisition (as defined herein) on the terms and conditions set forth below.

                                      AGREEMENT

    In consideration of the service and continued service of a Telstra Director on the Board of Directors of the Corporation, the premises, and the mutual agreements hereinafter set forth, the parties agree:

    1. DEFINITIONS. The following terms used herein shall have the definitions set forth below:

         (a) "Acquisition" means (i) a merger or consolidation in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

         (b) "Involuntary Removal" shall mean the removal of a Telstra Director from the Board of Directors of the Corporation or any Successor Entity which occurs by reason of such director's involuntary dismissal for reasons other than Misconduct.

         (c) "Misconduct" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Telstra Director, any unauthorized use or disclosure by the Telstra Director or Telstra of confidential information or trade secrets of the Corporation (or any Successor Entity), or any other intentional misconduct by the Telstra Director or Telstra adversely affecting the business or affairs of the Corporation (or any Successor Entity) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Successor Entity) may consider as grounds for the removal


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of the Telstra Director from the Board of Directors of the Corporation (or any
Successor Entity).

         (d) "Options" means any options to purchase capital stock of the Corporation or any Successor Entity that are owned by Telstra.

         (e) "Successor Entity" means any successor corporation, partnership or other entity which owns all, or substantially all, of the assets or more than fifty percent (50%) of the voting stock of the Corporation as a result of an Acquisition.

    2. SEVERANCE AGREEMENT. Upon the Involuntary Removal of a Telstra Director from the Board of Directors of the Corporation or a Successor Entity in connection with an Acquisition during the two (2) year period following an Acquisition, all Options that are scheduled to vest and become exercisable during the twenty-four (24) month period following such termination shall vest upon such termination and become immediately exercisable; PROVIDED that such vesting shall not occur if the Corporation and Telstra agree in a signed writing to mutually satisfactory alternative compensation arrangements.

    3.   GENERAL PROVISIONS

         (a) In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         (b) This Agreement and the rights and obligations of the Corporation hereunder may be assigned by the Corporation to any subsidiary of, or any other successor to the Corporation, including but not limited to any Successor Entity, and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee. This Agreement and the rights and obligations of Telstra hereunder may be assigned by Telstra to any subsidiary or parent of, or any other successor to Telstra and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee.

         (c)  The waiver by the Corporation (or the Successor Entity) or
Telstra of any breach of this Agreement by the other party hereto shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

         (d) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with


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the laws of the State of New Jersey.  Any action in law or equity regarding this
Agreement or Telstra's rights hereunder may only be brought in the State of New Jersey.

         (e) No amendment or modification of this Agreement shall be valid or binding upon the Corporation (or the Successor Entity) or Telstra unless made in writing and signed by the parties.

         (f) Any notice, request, demand, or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given if personally delivered (including delivery by any overnight delivery carrier) or if mailed by United States Mail, certified or registered, postage prepaid, to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the other party hereto):

         If to Telstra:

         Telstra Incorporated
         c/o FaxSAV Incorporated
         399 Thornall Street
         Edison, New Jersey 08837
         Attention: Mr. Gregory Dunfield, President
         Telephone: (908) 549-5501
         Facsimile: (908) 549-5502

         If to Corporation:

         FaxSAV Incorporated
         399 Thornall Street
         Edison, New Jersey 08837
         Attention: Mr. Thomas F. Murawski
         Telephone: (908) 906-2000
         Facsimile: (908) 906-1113

         With a copy to:

         Brobeck, Phleger & Harrison LLP
         1301 Avenue of the Americas
         New York, New York 10019
         Attention: Richard R. Plumridge, Esq.
         Telephone: (212) 581-1600
         Facsimile: (212) 586-7878

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and it shall not be necessary for the same counterpart of this Agreement to be signed by all of the undersigned in order for the agreements set forth herein to be binding upon all of the undersigned in accordance with the terms hereof.


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         IN WITNESS WHEREOF, the Corporation and Telstra have each executed and delivered this Agreement as of the date first above written.

                             CORPORATION:

                             FAXSAV INCORPORATED


                             By:  /s/ PETER S. MACALUSO
                                  ___________________________________
                                  Peter S. Macaluso
                                  Vice President



                             TELSTRA INCORPORATED


                             By:  /s/ GREGORY DUNFIELD
                                  ___________________________________
                                  Gregory Dunfield
                                  President


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